EXHIBIT 23.3

                           [LETTERHEAD OF KTR NEWMARK]






CONSENT OF APPRAISER

We consent to the inclusion in any form (whether in paper or digital format, including any electronic media such as CD-ROM) of the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2003-C1, of our appraisal with respect to the property or properties listed on the attached annex and we consent to the reference to our firm in such Prospectus Supplement.


      KTR Newmark Real Estate Services LLC

      By:  /s/ Martin B. Levine
           ----------------------------

         Name:  Martin B. Levine
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         Title:  EVP
                 ----------------------

         Date:  2/27/03
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                                     Annex A

                             3 Huntington Quadrangle